Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

GSC Holdings Corp.
Grapevine, Texas

We hereby consent to the incorporation by reference in the Post Effective Amendment No. 2 on Form S-8 of GSC Holdings Corp. of our reports dated March 30, 2005 (except for Note 16, which is dated August 24, 2005), relating to the consolidated financial statements of GameStop Corp., management's assessment of internal control over financial reporting as of January 29, 2005, and the effectiveness of internal control over financial reporting as of January 29, 2005, which appear in the Annual Report on Form 10-K/A. We also consent to the incorporation by reference of our report dated March 30, 2005 (except for Note 16, which is dated August 24, 2005) relating to the financial statement schedule which appears in the Annual Report on Form 10-K/A.



                                            /s/ BDO Seidman, LLP
                                           -------------------------
                                            BDO SEIDMAN, LLP

Dallas, Texas
October 6, 2005